UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2013, Asta Funding, Inc. (NASDAQ: ASFI) (the “Company” or “Asta”), a financial services receivable asset management and liquidation company, announced the acquisition of an 80% ownership interest in CBC Settlement Funding, LLC (“CBC”), a structured settlement financing company whose primary office is located in Conshohocken, Pennsylvania. On December 31, 2013, the Company, through a subsidiary (CBC Acquisition LLC (“CBC Acquisition”)), acquired 100% of the ownership of CBC and its affiliate, CBC Management Services, LLC, for approximately $5.9 million. At the closing, the operating principals of CBC, namely William J. Skyrm, Esq. and James Goodman, were issued a 20% interest in CBC (10% to Mr. Skyrm, and 10% to Mr. Goodman). In addition, the Company, through another subsidiary, has agreed to provide financing to CBC of up to $5 million.

CBC purchases periodic payments under structured settlements and annuity policies from individuals in exchange for a lump sum payment. The operating principals of CBC, William J. Skyrm, Esq. and James Goodman, have over 30 years combined experience in the structured settlement industry.

CBC has a portfolio of structured settlements with a future value in excess of $44 million, which is financed by approximately $25 million of debt, including an existing $12.5 million line of credit (scheduled to increase to $15 million) from an institutional source and notes issued by CBC.

As the Company has acquired and managed charged off and non-performing receivables since its inception, and more recently has been financing personal injury claims, acquiring a structured settlement business is a further step in diversifying the Asta portfolio that utilizes the expertise developed over the last fifty years since the inception of its predecessor, Asta Group, Inc.

Membership Interest Purchase Agreement (“MIPA”)

On December 31, 2013, the Company entered into the MIPA with CBC, a Delaware limited liability company and CBC Management Services Group, LLC, a Pennsylvania limited liability company (the “Management Company,” and together with CBC, the “Companies”), and the Sellers of the Companies. The Purchase Price for the Companies was $5,650,000, plus approximately $250,000, equal to 80% of the net present value of CBC’s eligible receivables acquired since October 1, 2013, and is subject to certain further post-closing adjustments.

The MIPA provides generally for an 18-month indemnity with a cap of $2 million, except for a breach of Fundamental Representations (as defined), where the maximum liability is limited to the Purchase Price.

Amended and Restated Operating Agreement of CBC (“Operating Agreement”)

The rights, duties and obligations of CBC are set forth in the Operating Agreement, a copy of which has been filed as an exhibit to this Current Report.

Pursuant to the MIPA, CBC Acquisition acquired all of the membership interests in CBC from CBC Holding Company, LLC in exchange for an initial capital contribution of $5,650,000. Messers. Skyrm and Goodman were each issued a 10% membership interest in CBC. Under the Operating Agreement, CBC Acquisition is entitled to distributions equal to $2,337,189 less the aggregate dollar amount of (A) all cash flows derived from portfolio assets owned by CBC as of September 30, 2013, to the extent applied from October 1, 2013, through December 31, 2013, to reduce CBC’s indebtedness for borrowed money reduced by all accrued interest and (B) costs and fees incurred by the Company for such indebtedness. All available cash will then be distributed to members in proportion to their profit percentages.

The initial Board of Managers of CBC consists of Messrs. Skyrm and Goodman and Gary Stern, Ricky Stern and Seth Berman, representing CBC Acquisition (and the Company). Messrs. Skyrm and Goodman each has the right to nominate one Board Member as long as they together own at least 20% of the Membership Interests or each owns at least 10% of the Membership Interests (“Requisite Percentage”). All profits and losses of CBC will be allocated to the Company, Mr. Goodman and Mr. Skyrm on a pro rata basis in accordance with their respective ownership interests.

Until December 31, 2015, the following actions require the approval of all Members of CBC: admission of additional Members (other than an affiliate of the Company) provided Messrs. Skyrm and Goodman retain the Requisite Percentage; merger or consolidation of CBC; sale of all or a material portion of the assets of CBC or the transfer by any Member of 50% or more of the Membership Interests in CBC other than to an affiliate; reorganization, dissolution or winding-up of CBC; institution of bankruptcy proceedings; entry into agreements with any Member on less than arm’s length terms and conditions; or engaging in any business other than the current business of CBC.

Each Member has agreed to a two-year non-compete, beginning when such Member ceases to be associated with CBC as a Member, in the U.S. or any other country for which CBC is then conducting business or proposes to conduct business. Messers. Skyrm and Goodman are subject to additional restrictions on competition under the MIPA and other agreements.

Each Member also agreed to not solicit: (A) any current customer or referral source or (B) any employee, consultant, independent contractor or agent of the Company to leave the Company for 24 months after such Members ceases to be a Member.

So long as Messrs. Skyrm and Goodman hold the Requisite Percentage and CBC is not insolvent, each of Skyrm and Goodman has the right to require CBC to purchase all, but not less than all, of his Membership Interests if he is terminated other than for Cause (as defined). If either Skyrm or Goodman is terminated by CBC for any reason and CBC is not insolvent, CBC has the right to require Skyrm or Goodman, as applicable, to sell all, but not less than all, of his Membership Interests to CBC. The Operating Agreement also provides for drag-along and tag-along rights and rights of first refusal.

Item 8.01 Other Events

On January 7, 2014, the Company issued a press release announcing the acquisition of CBC Settlement Funding, LLC, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

No.	Description

10.1	Membership Interest Purchase Agreement by and among CBC Settlement , LLC, CBC Management Services Group, LLC, Asta Funding, Inc. and Other Parties Hereto (1) (1)

10.2	Amended and Restated Operating Agreement of CBC Settlement Funding, LLC

99.1	Press Release issued by the Company, dated January 7, 2014

(1)	The schedules to Exhibits 10.1 and 10.2 have not been filed with this registration statement as they contain due diligence information which the Registrant does not believe is material to an investment decision.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: January 7, 2014	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer